EXHIBIT 23.1

                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 2, 1998 included in Royal Precision, Inc.'s Form 10-KSB for the year ended May 31, 1998 and our report dated June 25, 1997 included in Royal Grip, Inc.'s Registration Statement No. 333-28841 and to all references to our Firm included in this registration statement.

                                        /S/ Arthur Andersen LLP


Hartford, Connecticut
October  30, 1998



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